SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2006

SCOTIA PACIFIC COMPANY LLC

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

333-63825

(Commission File Number)

68-0414690

(I.R.S. Employer Identification Number)

P.O. Box 712 125 Main Street, 2nd Floor Scotia, California (Address of Principal Executive Offices)	95565 (Zip Code)

Registrant's telephone number, including area code: (707) 764-2330

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the following information (including any related exhibits) shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation by reference language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Attached hereto as Exhibit 99.1 is a certificate for the period ending February 21, 2006 related to the Registrant's $867.2 million original aggregate principal amount of 6.55% Series B Class A-1 Timber Collateralized Notes, 7.11% Series B Class A-2 Timber Collateralized Notes and 7.71% Series B Class A-3 Timber Collateralized Notes due July 20, 2028. These certificates have been or will be delivered by the Registrant to certain holders of the Timber Notes and to other securities professionals.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Monthly Noteholder Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006	SCOTIA PACIFIC COMPANY LLC (Registrant) By: /s/ Bernard L. Birkel Bernard L. Birkel Secretary and Senior Assistant General Counsel

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